IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter Results

-- Net Income of $1 million; Achieves record quarterly Revenue and Adjusted EBITDA --

-- Increases quarterly dividend per share by 5% --

PORTSMOUTH, N.H. – August 3, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces financial and operating results for the second quarter of 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to have delivered strong performance in the second quarter, resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "The dedication and drive of our team is unwavering. We remain grateful to our Mountaineers for their service to our customers, which has delivered these outstanding results today. The resilience of our business model and the success of Project Matterhorn are fueling our sustained growth trajectory."

Financial Performance Highlights for the Second Quarter of 2023

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/23	6/30/22	Reported $	Constant Fx	6/30/23	6/30/22	Reported $	Constant Fx
Storage Rental Revenue	$831	$753	10%	11%	$1,641	$1,504	9%	11%
Service Revenue	$527	$536	(2)%	(1)%	$1,031	$1,033	—	1%
Total Revenue	**$1,358**	**$1,290**	**5%**	**6%**	**$2,672**	**$2,538**	**5%**	**7%**
Net Income	$1	$202	(99)%		$67	$244	(73)%	
Reported EPS	$0.00	$0.68	(100)%		$0.22	$0.83	(73)%	
Adjusted EPS	$0.40	$0.46	(13)%		$0.83	$0.85	(2)%	
Adjusted EBITDA	$476	$455	5%	5%	$936	$886	6%	7%
Adjusted EBITDA Margin	*35.0%*	*35.3%*	*(30) bps*		*35.0%*	*34.9%*	*10 bps*	
AFFO	$277	$271	2%		$561	$535	5%	
AFFO per share	$0.94	$0.93	1%		$1.91	$1.83	4%	

1

- Total reported revenues for the second quarter were $1.4 billion, compared with $1.3 billion in the second quarter of 2022, an increase of 5.3%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 6.0% compared to the prior year, driven by a 10.9% increase in storage rental revenue, while service revenue decreased 1.0%, as a result of year-on-year component price declines, which have now stabilized. Service revenue growth increased 7.7% on a constant currency basis excluding the ALM business. Year to date, total reported revenues increased 5.3%, or 6.7% excluding the impact of Fx.
- Net Income for the second quarter was $1.1 million compared with $201.9 million in the second quarter of 2022. Year to date, net income was $66.7 million, compared with $243.6 million in 2022.
- Adjusted EBITDA for the second quarter was $475.7 million, compared with $454.7 million in the second quarter of 2022, an increase of 4.6%. On a constant currency basis, Adjusted EBITDA increased by 4.7% in the second quarter, driven by the strong increase in storage rental revenue and data center commencements. On a constant currency basis, year to date Adjusted EBITDA increased 6.6%.
- FFO (Normalized) per share was $0.71 for the second quarter, compared with $0.74 in the second quarter of 2022. Year to date, FFO (Normalized) per share was $1.42, compared with $1.41 in 2022, or an increase of 0.7%.
- AFFO was $277.0 million for the second quarter, compared with $270.9 million in the second quarter of 2022, an increase of 2.2%, driven by improved Adjusted EBITDA and lower cash taxes. Year to date, AFFO was $561.0 million, compared with $535.2 million in 2022, or an increase of 4.8%.
- AFFO per share was $0.94 for the second quarter, compared with $0.93 in the second quarter of 2022, an increase of 1.1%, driven by improved Adjusted EBITDA. Year to date, AFFO per share was $1.91, compared with $1.83 in 2022, or an increase of 4.4%.

Dividend

On August 3, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the third quarter, representing an increase of 5%. The third quarter 2023 dividend is payable on October 5, 2023, for shareholders of record on September 15, 2023.

Guidance

Iron Mountain affirmed full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)

($ in millions, except per share data)	2023 Guidance	Y/Y % Change at Midpoint
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward- looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 6/30/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $149,493 $141,797 Accounts Receivable, Net 1,182,154 1,174,915 Prepaid Expenses and Other 279,522 230,433 Total Current Assets $1,611,169 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $9,546,766 $9,025,765 Less: Accumulated Depreciation (3,943,300) (3,910,321) Property, Plant and Equipment, Net $5,603,466 $5,115,444 Other Assets, Net: Goodwill $4,928,145 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,348,679 1,423,145 Operating Lease Right-of-Use Assets 2,671,371 2,583,704 Other 515,739 588,342 Total Other Assets, Net $9,463,934 $9,477,925 Total Assets $16,678,569 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $102,582 $87,546 Accounts Payable 482,244 469,198 Accrued Expenses and Other Current Liabilities 1,141,613 1,031,910 Deferred Revenue 336,068 328,910 Total Current Liabilities $2,062,507 $1,917,564 Long-term Debt, Net of Current Portion 11,144,230 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,513,975 2,429,167 Other Long-term Liabilities 164,242 317,376 Deferred Income Taxes 273,213 263,005 Redeemable Noncontrolling Interests 104,059 95,160 Total Long-term Liabilities $14,199,719 $13,586,157 Total Liabilities $16,262,226 $15,503,721 Equity Total Equity $416,343 $636,793 Total Liabilities and Equity $16,678,569 $16,140,514 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q2 2023	Q1 2023	Q/Q % Change	Q2 2022	Y/Y % Change
Revenues:					
Storage Rental	$830,756	$810,089	2.6 %	$753,126	10.3 %
Service	527,180	504,260	4.5 %	536,408	(1.7)%
Total Revenues	**$1,357,936**	**$1,314,349**	**3.3 %**	**$1,289,534**	**5.3 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$592,644	$571,626	3.7 %	$556,476	6.5 %
Selling, General and Administrative	311,805	294,520	5.9 %	295,394	5.6 %
Depreciation and Amortization	195,367	182,094	7.3 %	178,254	9.6 %
Acquisition and Integration Costs	1,511	1,595	(5.3)%	16,878	(91.0)%
Restructuring and Other Transformation	45,588	36,913	23.5 %	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1,505)	(13,061)	(88.5)%	(51,249)	(97.1)%
Total Operating Expenses	**$1,145,410**	**$1,073,687**	**6.7 %**	**$995,753**	**15.0 %**
Operating Income (Loss)	**$212,526**	**$240,662**	**(11.7)%**	**$293,781**	**(27.7)%**
Interest Expense, Net	144,178	137,169	5.1 %	115,057	25.3 %
Other Expense (Income), Net	62,950	21,200	196.9 %	(41,217)	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$5,398**	**$82,293**	**(93.4)%**	**$219,941**	**(97.5)%**
Provision (Benefit) for Income Taxes	4,255	16,758	(74.6)%	18,083	(76.5)%
Net Income (Loss)	**$1,143**	**$65,535**	**(98.3)%**	**$201,858**	**(99.4)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,029	940	9.5 %	1,777	(42.1)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$114**	**$64,595**	**(99.8)%**	**$200,081**	**(99.9)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.00	$0.22	(100.0)%	$0.69	(100.0)%
Diluted	$0.00	$0.22	(100.0)%	$0.68	(100.0)%
Weighted Average Common Shares Outstanding - Basic	291,825	291,442	0.1 %	290,756	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,527	293,049	0.2 %	292,487	0.4 %

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change Revenues: Storage Rental $1,640,845 $1,504,196 9.1 % Service 1,031,440 1,033,384 (0.2) % Total Revenues $2,672,285 $2,537,580 5.3 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,164,270 $1,103,098 5.5 % Selling, General and Administrative 606,325 576,117 5.2 % Depreciation and Amortization 377,461 361,869 4.3 % Acquisition and Integration Costs 3,106 32,539 (90.5) % Restructuring and Other Transformation 82,501 — — (Gain) Loss on Disposal/Write-Down of PP&E, Net (14,566) (51,954) (72.0) % Total Operating Expenses $2,219,097 $2,021,669 9.8 % Operating Income (Loss) $453,188 $515,911 (12.2) % Interest Expense, Net 281,347 229,499 22.6 % Other Expense (Income), Net 84,150 14,684 n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $87,691 $271,728 (67.7) % Provision (Benefit) for Income Taxes 21,013 28,163 (25.4) % Net Income (Loss) $66,678 $243,565 (72.6) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,969 1,185 66.2 % Net Income (Loss) Attributable to Iron Mountain Incorporated $64,709 $242,380 (73.3) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.22 $0.83 (73.5) % Diluted $0.22 $0.83 (73.5) % Weighted Average Common Shares Outstanding - Basic 291,633 290,542 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,288 292,166 0.4% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q2 2023	Q1 2023	Q/Q % Change	Q2 2022	Y/Y % Change
Net Income	**$1,143**	**$65,535**	**(98.3)%**	**$201,858**	**(99.4)%**
Add / (Deduct):					
Interest Expense, Net	144,178	137,169	5.1 %	115,057	25.3 %
Provision (Benefit) for Income Taxes	4,255	16,758	(74.6)%	18,083	(76.5)%
Depreciation and Amortization	195,367	182,094	7.3 %	178,254	9.6 %
Acquisition and Integration Costs	1,511	1,595	(5.3)%	16,878	(91.0)%
Restructuring and Other Transformation	45,588	36,913	23.5 %	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(1,505)	(13,061)	(88.5)%	(51,249)	(97.1)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	58,694	17,491	n/a	(46,103)	n/a
Stock-Based Compensation Expense	22,373	12,509	78.9 %	20,256	10.5 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	4,054	3,805	6.5 %	1,672	142.5 %
Adjusted EBITDA	**$475,658**	**$460,808**	**3.2 %**	**$454,706**	**4.6 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

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Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2023 YTD 2022 % Change Net Income $66,678 $243,565 (72.6) % Add / (Deduct): Interest Expense, Net 281,347 229,499 22.6 % Provision (Benefit) for Income Taxes 21,013 28,163 (25.4) % Depreciation and Amortization 377,461 361,869 4.3 % Acquisition and Integration Costs 3,106 32,539 (90.5) % Restructuring and Other Transformation 82,501 — — (Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate) (14,566) (51,954) (72.0) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 76,185 7,412 n/a Stock-Based Compensation Expense 34,882 31,597 10.4 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 7,859 3,010 161.1 % Adjusted EBITDA $936,466 $885,700 5.7% 9

<u>**Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share**</u>

	Q2 2023	Q1 2023	Q/Q % Change	Q2 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.00**	**$0.22**	**(100.0)%**	**$0.68**	**(100.0)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.01	—	0.06	(83.3)%
Restructuring and Other Transformation	0.16	0.13	23.1 %	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.01)	(0.04)	(75.0)%	(0.18)	(94.4)
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.20	0.06	n/a	(0.16)	n/a
Stock-Based Compensation Expense	0.08	0.04	100.0 %	0.07	14.3 %
Non-Cash Amortization Related to Derivative Instruments	0.02	0.02	—	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.02)	150.0 %	(0.03)	66.7 %
Net Income Attributable to Noncontrolling Interests	—	—	—	0.01	(100.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.40**	**$0.42**	**(4.8)%**	**$0.46**	**(13.0)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended June 30, 2023 and 2022 was 14.0% and 16.5%, respectively, and quarter ended March 31, 2023 was 15.2%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2023 YTD 2022 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.22 $0.83 (73.5) % Add / (Deduct): Acquisition and Integration Costs 0.01 0.11 (90.9) % Restructuring and Other Transformation 0.28 — — Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets — 0.02 (100.0) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.05) (0.18) (72.2) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.26 0.03 n/a Stock-Based Compensation Expense 0.12 0.11 9.1 % Non-Cash Amortization Related to Derivative Instruments 0.04 — — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.06) (0.07) (14.3) % Net Income Attributable to Noncontrolling Interests 0.01 — — Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.83 $0.85 (2.4) % (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ended June 30, 2023 and 2022 was 14.0% and 16.5%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2023	Q1 2023	Q/Q % Change	Q2 2022	Y/Y % Change
Net Income	**$1,143**	**$65,535**	**(98.3)%**	**$201,858**	**(99.4)%**
Add / (Deduct):					
Real Estate Depreciation (1)	81,558	76,129	7.1 %	75,008	8.7 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(1,853)	(15,746)	(88.2)%	(48,978)	(96.2)%
Data Center Lease-Based Intangible Assets Amortization (2)	4,907	6,129	(19.9)%	4,040	21.5 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	562	132	n/a	—	—
FFO (Nareit)	**$86,317**	**$132,179**	**(34.7)%**	**$231,928**	**(62.8)%**
Add / (Deduct):					
Acquisition and Integration Costs	1,511	1,595	(5.3)%	16,878	(91.0)%
Restructuring and Other Transformation	45,588	36,913	23.5 %	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(1,417)	4,550	(131.1)%	(2,270)	(37.6)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	58,694	17,491	n/a	(46,103)	n/a
Stock-Based Compensation Expense	22,373	12,509	78.9 %	20,256	10.5 %
Non-Cash Amortization Related to Derivative Instruments	5,817	5,834	(0.3)%	—	—
Real Estate Financing Lease Depreciation	3,008	2,988	0.7 %	3,427	(12.2)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(13,278)	(6,893)	92.6 %	(8,250)	60.9 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(500)	226	n/a	374	n/a
FFO (Normalized)	**$208,113**	**$207,392**	**0.3 %**	**$216,240**	**(3.8)%**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.29	$0.45	(35.6)%	$0.79	(63.3)%
FFO (Normalized)	$0.71	$0.71	—	$0.74	(4.1)%
Weighted Average Common Shares Outstanding - Basic	291,825	291,442	0.1 %	290,756	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,527	293,049	0.2 %	292,487	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q2 2023	Q1 2023	Q/Q % Change	Q2 2022	Y/Y % Change
FFO (Normalized)	**$208,113**	**$207,392**	**0.3 %**	**$216,240**	**(3.8)%**
Add / (Deduct):					
Non-Real Estate Depreciation	49,764	40,948	21.5 %	37,667	32.1 %
Amortization Expense (1)	46,070	44,657	3.2 %	48,332	(4.7)%
Amortization of Deferred Financing Costs	3,763	4,332	(13.1)%	3,454	8.9 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,732	1,760	(1.6)%	1,821	(4.9)%
Non-Cash Rent Expense (Income)	6,603	7,436	(11.2)%	4,384	50.6 %
Reconciliation to Normalized Cash Taxes	(8,575)	3,157	n/a	(9,422)	(9.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	2,525	1,981	27.5 %	857	194.6 %
Less:					
Recurring Capital Expenditures	32,966	27,663	19.2 %	32,399	1.8 %
AFFO	**$277,029**	**$284,000**	**(2.5)%**	**$270,934**	**2.2 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.94	$0.97	(3.1)%	$0.93	1.1 %
Weighted Average Common Shares Outstanding - Basic	291,825	291,442	0.1 %	290,756	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,527	293,049	0.2 %	292,487	0.4 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships and other intangibles (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/ premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) the impact of reconciling to normalized cash taxes and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change Net Income $66,678 $243,565 (72.6) % Add / (Deduct): Real Estate Depreciation (1) 157,687 154,341 2.2% (Gain) Loss on Sale of Real Estate, Net of Tax (17,599) (48,764) (63.9) % Data Center Lease-Based Intangible Assets Amortization (2) 11,036 8,163 35.2 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 694 — — FFO (Nareit) $218,496 $357,305 (38.8) % Add / (Deduct): Acquisition and Integration Costs 3,106 32,539 (90.5) % Restructuring and Other Transformation 82,501 — — Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 3,133 (3,189) (198.2) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 76,185 7,412 n/a Stock-Based Compensation Expense 34,882 31,597 10.4 % Non-Cash Amortization Related to Derivative Instruments 11,651 — — Real Estate Financing Lease Depreciation 5,996 7,207 (16.8) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (18,491) (20,876) (11.4) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (274) 354 (177.4) % FFO (Normalized) $417,185 $412,349 1.2 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $0.74 $1.22 (39.3) % FFO (Normalized) $1.42 $1.41 0.7 % Weighted Average Common Shares Outstanding - Basic 291,633 290,542 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,288 292,166 0.4% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change FFO (Normalized) $417,185 $412,349 1.2 % Add / (Deduct): Non-Real Estate Depreciation 90,712 74,947 21.0 % Amortization Expense (1) 90,727 98,826 (8.2) % Amortization of Deferred Financing Costs 8,096 9,064 (10.7) % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 3,492 3,681 (5.1) % Non-Cash Rent Expense (Income) 14,039 7,510 86.9 % Reconciliation to Normalized Cash Taxes (7,098) (5,992) 18.5 % Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 4,506 1,967 129.1 % Less: Recurring Capital Expenditures 60,629 67,184 (9.8) % AFFO $561,030 $535,168 4.8 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $1.91 $1.83 4.4 % Weighted Average Common Shares Outstanding - Basic 291,633 290,542 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,288 292,166 0.4% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions. 15